Exhibit 99.(n)(2)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 4 to the Fund’s Registration Statement on Form N-2 of Oaktree Diversified Income Fund Inc. as filed with the Securities and Exchange Commission on or about April 29, 2024.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

April 29, 2024